SECOND LIMITED WAIVER AGREEMENT


     This Second Limited Waiver Agreement (this "Agreement") dated as of March 10, 1997 is entered into between Mercury Finance Company, a Delaware corporation ("Mercury"), and the lender whose name appears on the signature pages hereof (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Lender or its predecessors in interest is a party to or beneficiary of one or more credit agreements, note agreements or other agreements, instruments or other documents with or executed by Mercury including those listed on Schedule 1 hereto pursuant to which Lender has extended credit to Mercury (collectively, the "Existing Agreements");

     WHEREAS, Mercury is in default under various provisions of the Existing Agreements;

     WHEREAS, in late January 1997, Mercury began experiencing a severe liquidity crisis and required immediate emergency financing to continue its operations;

     WHEREAS, in February 1997, to meet such emergency financing needs, Mercury and certain of its subsidiaries (collectively, the "Borrowers") entered into a Loan and Security Agreement with BankAmerica Business Credit, Inc. ("BABC") dated as of February 7, 1997 (the "Bridge Loan Agreement") providing the Borrowers with a secured revolving loan facility in an aggregate principal amount not to exceed $50 million and having a maturity of March 10, 1997, with an option to extend (the "Bridge Loan");

     WHEREAS, the Borrowers require financing beyond March 10, 1997 to continue their operations and have therefore requested BABC to extend the maturity date of the Bridge Loan to June 10, 1997 in accordance with the terms set forth in the Second Amendment attached hereto as Exhibit A;

     WHEREAS, certain provisions of the Existing Agreements unless waived prohibit the Borrowers from granting liens on their assets to secure indebtedness for borrowed money and/or require that the Lender be granted an equal or ratable lien on such assets in the event such a lien is granted to another lender;

     WHEREAS, in connection with the Bridge Loan, Mercury requested the Lender to waive such provisions of the Existing Agreements to permit it to obtain the emergency financing it needed through March 10, 1997, and the Lender or its assignor granted such a waiver pursuant to a Limited Waiver Agreement dated as of February 7, 1997;

     WHEREAS, in connection with the extension of the maturity date of the Bridge Loan from March 10, 1997 to June 10, 1997, Mercury has again requested the Lender to waive such provisions of the Existing Agreements so the Borrowers may obtain the financing they need to continue their operations;

     WHEREAS, the Lender is willing to waive certain limited provisions of the Existing Agreements to permit the maturity date of the Bridge Loan to be extended to June 10, 1997;

     WHEREAS, Mercury wishes to reserve its rights regarding the application of certain payments to be made hereunder and the Lender similarly reserves all rights with respect thereto;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mercury and Lender agree as follows:

     1. Treatment of Existing Indebtedness. Mercury has represented to the Lender that neither it nor its subsidiaries intend to repay, retire, make a distribution to or on account of, or make an interest payment on account of, any existing indebtedness for borrowed money, other than the Bridge Loan, including, but not limited to, indebtedness on account of commercial paper, note agreements, loan agreements, subordinated debt agreements or any of the indebtedness listed on Schedule 2 hereto (collectively, "Funded Debt"), except as contemplated in this Agreement, unless the Lender receives in connection with such payment or distribution, and subject to applicable subordination agreements, its pro rata portion of such payment or distribution on account of indebtedness owing to the Lender under the Existing Agreements.

     2. Amendment of Existing Agreements. The Existing Agreements are hereby amended to provide that, not withstanding any contrary provision set forth therein:

          (a) commencing on February 10, 1997, the Lender will accrue interest on the aggregate principal balances owing to the Lender under the Existing Agreements (whether or not due by reason of acceleration or otherwise) at the greater rate (the "Default Rate") of (i) 9% per annum and (ii) the applicable default rate set forth in the Existing Agreements;

          (b)  from and after the date of this Agreement through June 10, 1997,
     (i) interest accrued by the Lender on the aggregate principal balances owing to the Lender under the Existing Agreements (whether or not due by reason of acceleration or otherwise) will be paid to the Lender by Mercury on the first business day of each month (and on June 10, 1997 for the period from June 1, 1997 through and including June 10, 1997) at the greater rate of (A) 7% per annum and (B) the applicable nondefault rate set forth in the Existing Agreements and (ii) on the earlier to occur of (the "Catch-up Date") (A) June 10, 1997 and (B) the date on which Mercury receives unrestricted proceeds from the sale of the Lyndon insurance business (stock or assets), all accrued and unpaid interest calculated through and including the Catch-up Date, subject to a maximum rate of 9% per annum, will be paid to the Lender by Mercury; and

          (c) to the extent that the interest payments to the Lender under subclause (b) hereof do not pay in full all accrued interest owing to the Lender under the Existing Agreements because the Default Rate applicable to certain or all of the aggregate principal balances owing to the Lender under the Existing Agreements (whether or not due by reason of acceleration or otherwise) exceeds 9% per annum, the Lender shall retain any and all of its rights against Mercury under the Existing Agreement or applicable law with respect to such amounts.

     3. Waiver. Solely in connection with the extension of the maturity date of the Bridge Loan to June 10, 1997 in accordance with the terms and conditions of the Second Amendment, the Lender waives compliance with any of the provisions of the Existing Agreements that (a) prohibit or restrict the granting of security interests, liens or mortgages by any of the Borrowers to BABC (the "BABC Liens") to secure the Bridge Loan or (b) result in or require the creation of a security interest, lien or mortgage in favor of the Lender on any assets of the Borrowers as a result of the granting of the BABC Liens to secure the Bridge Loan; provided, that the waivers set forth in this Section 3 shall be effective on the conditions that (i) Mercury shall have paid to the Lender in immediately available funds any and all accrued and unpaid interest on the aggregate principal balances owing to the Lender under the Existing Agreements
(A) calculated through and including February 9, 1997 at the nondefault interest rate applicable to such aggregate principal balances under the relevant Existing Agreement, and (B) calculated from and including February 10, 1997 through the date hereof at the rate set forth in paragraph 2(b)(i) hereof, (ii) the aggregate principal amount of loans advanced to the Borrowers under the Bridge Loan does not exceed $50 million and (iii) the BABC Liens secure only the Bridge Loan and do not secure any other indebtedness for borrowed money including Funded Debt outstanding as of the date hereof or hereafter.

     4. Effect on Existing Agreements; Reservation of Rights. In the event of any conflict between the terms hereof and the terms of any Existing Agreement or any instruments, documents or agreements executed in connection therewith with respect to the subject matter of this Agreement, the terms of this Agreement shall govern and control. Each of the Existing Agreements and such other related instruments, documents or agreements, and all obligations of Mercury and all rights and remedies of the Lender thereunder or under applicable law shall remain in full force and effect except to the extent expressly amended or waived in accordance with the terms hereof. No defaults or events of default existing as of the date hereof under the Existing Agreements are being waived or forborne. Mercury acknowledges that defaults and events of default exist and are continuing under the Existing Agreements. Mercury and the Lender reserve any and all of their rights as to the application of the payments to be made under paragraph 2 of this Agreement; provided, however, that Mercury and the Lender agree that notwithstanding anything in the Existing Agreements or this Agreement to the contrary, there shall be no requirement that (a) the debt under the Existing Agreements be accelerated for such debt to accrue or bear interest at the applicable rate or (b) unanimous consent from all parties to the Existing Agreements is necessary for the Lender to accrue interest at the rates specified in paragraph 2 of this Agreement.

     5. Representations. The Lender represents that it has not assigned or transferred the indebtedness owing to it under the Existing Agreements or it has assigned or transferred such indebtedness subject to this Agreement and is duly authorized to enter into and perform this Agreement. Mercury represents to the Lender that it is duly authorized to enter into and perform this Agreement. Mercury further represents that it understands that the holders of the Funded Debt (excluding subordinated debt) will (a) accrue interest on all of the Funded Debt (excluding subordinated debt) commencing on February 10, 1997 at the Default Rate (as defined above in paragraph 2) and Mercury will pay interest accrued by the holders of Funded Debt (excluding subordinated debt) thereon to the holders thereof on the same payment terms set forth in Section 2 hereof and
(b) will pay to the holders of Funded Debt (excluding subordinated debt) any and all accrued and unpaid interest thereon calculated through and including February 9, 1997 at the applicable nondefault contract rate, or in the case of commercial paper, original issue discount accrued through such date. Mercury further represents to the Lender that transactions contemplated by the Second Amendment will not result in or require the creation of a security interest, lien or mortgage in favor of any holder of commercial paper.

     6. Entire Agreement. This Agreement constitutes the full and entire understanding of the parties hereto with respect to the subject matter hereof.

     7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

     8. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of Illinois.

     9. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of, each of the parties hereto.

     10. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

                            *     *     *     *     *

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              MERCURY FINANCE COMPANY,
                              a Delaware corporation


                              By:
                              Name:
                              Title:





                              By:
                              Name:
                              Title:
                              Name of Lender: